STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and dated as of August 1, 1997, between IMN Financial Corp., a Delaware corporation, whose principal office is located at 520 Broadhollow Road, Melville, New York 11747 ("IMNF"), Donald Henig, Inc., D/B/A Island Mortgage Network, a New York Corporation, whose principal office is located at 520 Broadhollow Road, Melville, New York 11747 ("Island"), Green Shield Mortgage Corporation, a New Jersey corporation, whose principal office is located at 1450 Clements Bridge Road, Suite 26, Deptford, New Jersey 08096 ("GSM") and Larry Enright of 1450 Clements Bridge Road, Suite 26, Deptford, New Jersey 08096 ("Principal").

                              W I T N E S S E T H:

     WHEREAS, Island is a wholly-owned subsidiary of IMNF and the parties hereto desire that GSM shall be merged into Island and shall operate as a wholly-owned subsidiary of Island by this Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, IMNF, Island, GSM and the Principal hereby agree as follows:

     1. Purchase and Sale of Stock.

     1.1 Purchase and Sale. On the Closing Date, as defined herein, IMNF shall purchase from GSM and Principal, and they will sell and transfer to IMNF, all the issued and outstanding shares of stock of GSM of every kind and description (the "Stock"). IMNF shall also purchase on the Closing Date and GSM and Principal will assign to IMNF all of their rights to any and all agreements with Lenders Association, Inc. and Bay City Mortgage Corporation.

     1.2 Delivery at Closing. At the Closing, as defined herein, GSM and Principal will deliver certificate(s) for the Stock duly endorsed so as to make IMNF the sole owner of the Stock, free and clear of all claims, liens, equities, encumbrances and restrictions of any kind. GSM and Principal will also deliver to IMNF at the Closing any and all agreements with Lenders Association, Inc. and Bay City Mortgage Corporation assigned to IMNF as successor in interest to GSM and Principal.

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     1.3 Purchase Price and Payment Terms. At the Closing,  IMNF will deliver to
Principal: (i) One Hundred forty four thousand nine hundred six (144,906) shares of IMNF common stock, subject to rule 144, in the name of Principal; (ii) the Belansen note set forth on the 12/31/96 financial statement of GSM valued at approximately one hundred forty seven thousand dollars ($147,000) on August 1, 1997; and (iii) a check payable to Principal in the amount of three hundred fifty thousand dollars ($350,000).

         2.       Closing: Effective Date of Merger.

     2.1 Closing. On the closing date, the date upon which all transactions constituting conditions precedent to the sale shall have been consummated ("Closing Date"), shall be held at the offices of IMNF, 520 Broadhollow Road, Melville, New York 11747, on August 1, 1997.

     3. Representations and Warranties by GSM and Principals. GSM and Principal each represent and warrant to IMNF as follows:

     3.1 Organization, Powers, Qualification and Authority. GSM is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and in all other jurisdictions where the nature of its business conducted therein requires such qualification; has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted; and has all requisite power and authority to enter into, perform and carry out this Agreement.

     3.2 Capital Stock. GSM authorized capital stock consists of one class of voting common stock, consisting of twenty five thousand (25,000) shares, each share having zero par value. Of the authorized capital stock, twenty two thousand four hundred fifty (22,450) shares are validly issued and outstanding, fully paid and nonassessable at the date hereof, all of which such shares are owned by Principal. There are no options, warrants or rights to acquire any capital stock of GSM or securities convertible into or exchangeable for, or which otherwise confer on the holder or holders thereof any right (whether or not upon the happening of any contingency or after any lapse of time, and whether or not upon the payment or delivery of any consideration) to acquire, any capital stock of GSM, nor is GSM committed to issue any such option, warrant, right or security. 3.3 Dissolution; Forfeiture. No action at law or suit in equity

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and  no  other  investigation  or  proceeding   whatsoever  is  now  pending  or
threatened: (i) to liquidate, dissolve or disincorporate GSM, (ii) to declare any of the corporate rights, powers, franchises or privileges of GSM to be null and void or otherwise than in full force and effect; (iii) to declare that GSM or any of its directors, officers, agents or employees have exceeded or violated any of their corporate rights, powers, franchises or privileges; or (iv) to
obtain  any  decree,  order,   judgment  or  other  judicial   determination  or
administrative or other ruling that will or may impede or detract from any of the corporate rights, powers, franchises or privileges now vested in or claimed by GSM. 3.4 Financial Statements.

     (a) There have heretofore been furnished to IMNF copies of the unaudited financial statements of GSM as at December 31, 1997, and the related statements of income and retained earnings for the fiscal years then ended, all prepared by Hegar & Crawford, Certified Public Accounts for GSM. Such financial statements are complete and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of GSM as at the dates indicated and the results of the operations of GSM for the periods indicated.

     (b) Prior to the Closing Date, GSM will have delivered to IMNF a pro forma balance sheet of GSM as at July 30, 1997, and a pro forma statement of income and retained earnings for the period then ended of GSM, signed and certified by Principal (hereinafter collectively referred to as the "December 1996 Balance Sheet"). The financial statements referred to above shall be prepared in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Subsection (a) above and will fairly present the financial position of GSM as at July 30, 1997, and the results of operations of GSM for the period then ended.

     3.5 Dividends; Stock Acquisitions; Stock Issues. Since the July 30, 1997 GSM unaudited financial statement, GSM has not: (i) declared or paid any dividends (either in cash, property or its stock of any class) upon, nor made or become committed to make any distribution with respect to, nor purchased, redeemed or otherwise beneficially acquired, any of its outstanding capital stock of any

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class,  nor  become  committed  so  to  do;  nor  (ii)  split  up,  combined  or reclassified any of its outstanding stock of any class, nor become committed to issue any additional capital stock of any class (whether or not from treasury stock, heretofore authorized but unissued stock or newly acquired stock) or any options, rights or warrants to acquire, or securities convertible into or exchangeable for or which otherwise confer upon the holder or holders thereof any right to acquire, any shares of capital stock of any class of GSM; and GSM will not take any such actions from the date hereof to the Closing Date.

     3.6 Properties. GSM has and will have on the Closing Date all requisite corporate power and authority to own and hold, and (except for assets disposed of in the ordinary course of business) will have on the Closing Date good and marketable indefeasible title to, all of the properties and assets reflected in the most recent of the balance sheets referred to in Paragraph 3.4 above, subject to no mortgage, pledge, lien, encumbrance, charge or security interest, except only: (i) liens in respect of pledges or deposits under workers' compensation laws or similar legislation; (ii) liens for property taxes, assessments or like governmental charges not yet delinquent and payable without penalty; (iii) defects and exceptions, none of which (individually or in the aggregate) materially interfere with the use by GSM of such properties for the purposes for which they are held; and (iv) the liens described in Schedule 3.6A, attached hereto, which schedule describes each such lien, describes the transaction or other circumstances out of which it arises, describes the amount of the obligation it secures, identifies the property affected thereby, identifies the owner of such property, and is complete and correct. Said
Schedule 3.6A will also describe all notes payable of GSM as of December 31, 1996. Attached hereto is Schedule 3.6B, which is complete and correct, listing all real property owned by GSM. All of the properties and assets of GSM are in existence, in the possession of GSM and in good working order and repair, except for minor defects which do not materially interfere with their use, or except as described in Schedule 3.6C, attached hereto.

     3.7 Changes in Condition. Since July 30, 1997, there has been no change in the assets, liabilities, condition (financial or otherwise) or business of GSM from that set forth in or reflected in its financial statements as at said

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date,  except  changes  in the  ordinary  course  of  business,  none  of  which
(individually or in aggregate) have been materially adverse. Since July 30, 1997, GSM has not been adversely affected in any material manner as a result of any fire, explosion, accident, flood, earthquake, seismic or tidal wave, windstorm, strike, lockout, labor dispute, riot, civil commotion or disturbance, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces, or acts of God or the public enemy, except as shown on Schedule 3.7, attached hereto.

     3.8 Tax Returns and Payments. The balance sheets of GSM referred to in Paragraph 3.4 hereof adequately provide in the accruals for taxes set forth therein (on the basis of the rates applicable for the years in question) for the payment of all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise or other taxes, if any, for the periods ended on the dates thereof and for the years prior thereto. All tax returns and reports of GSM required by law (including, without limiting the generality of the foregoing, all income, unemployment compensation, social security, sales, compensating use, excise, privilege and franchise tax laws of the United States or any state, territory or municipal or political subdivision thereof) to be filed on or before the Closing Date have been, or will be, duly and timely filed, other than those tax returns and reports subject to a valid extension of time as of such date. All taxes, assessments, fees, interest, penalties and other governmental charges or impositions which are, or should be, shown on said returns and reports, reflected on billings by governmental agencies, or required to be deposited on or before the Closing Date, have been, or will be, duly and timely paid (other than those not yet due and payable, those presently payable without penalty, and those currently being contested in good faith). GSM has not received any notice of deficiency assessment or proposed deficiency assessment of any United States, state, municipal or other tax or penalty and has no knowledge of any basis for any additional deficiency assessment of any such tax or penalty, nor has it knowingly waived any law or regulation fixing, or consented to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do, except as shown on Schedule 3.8, attached hereto.

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     3.9  Compliance  with Other  Instruments.  GSM is not in violation of or in default with respect to any term or provision of its: (i) Articles of Incorporation or Bylaws; (ii) material indentures, contracts, agreements or instruments to which it may by bound; or (iii) any judgment, order, writ, injunction or decree of any court or of any federal, state, territorial, municipal or other commission, board or other administrative or governmental agency or authority; and it is not in violation of any federal, state, territorial, municipal or other statute, rule or regulation applicable to it or by which it may be bound in any case in any manner so as presently or at any future time to affect it adversely in any material respect.

     3.10 Undisclosed Liabilities. At the date of the most recent balance sheet referred to in Paragraph 3.4 herein, there were no material liabilities of GSM (actual, contingent or accrued) which are not shown or reflected in such balance sheet or the notes thereto.

     3.11 Books of Account. The books of account of GSM are complete and correct in all material respects, and all moneys due or to become due from or to or owing by, and all liabilities (actual, contingent or accrued) of, GSM by reason of any transaction, matter, cause or thing whatsoever which, in accordance with generally accepted accounting practices or principles, should be entered therein have been duly, correctly and completely entered therein.

     3.12 Litigation, etc. GSM is not a party to or affected by any pending, and has no notice or knowledge of any threatened action, suit, proceeding or investigation (at law or in equity or otherwise) in, before or by any court or any governmental board, commission, agency, department or office in which an adverse determination would have any material adverse effect on the business, assets or financial condition of GSM, except as shown on Schedule 3.12, attached hereto.

     3.13 Accounts and Notes Receivable. Except as specified in Schedule 3.13, attached hereto, all accounts and notes receivable of GSM are and on the Closing Date will be valid, genuine and subsisting; arise and/or will arise out of bona fide sales and/ or performances of services; and are subject and will be subject to no known defenses, set-offs or counterclaims.


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     3.14  Others  Defaults.  No other  party  with  whom  GSM has any  material contractual arrangement is not in compliance with, or is in default (without regard to any requirement of notice or grade period or both) in the observance or performance of, any term, condition or provision of any such contractual arrangement.

     3.15 Overtime, Back-Wage, Vacation and Discrimination Claims. Except as described in Schedule 3.15, which will be delivered by GSM to IMNF on the Closing Date, no present or former employee of GSM has any claim against GSM (whether under federal or state law, under any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for work done in the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation time off or pay in lieu of vacation time off, other than (a) accumulated vacation pay as at the Closing Date as shown in the schedule referred to above, and (b) vacation time (or pay in lieu thereof) earned in or in respect of the current fiscal year; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has made any claim against, or asserted any basis for any action or proceeding against, GSM under or arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices and which would, if upheld, result in any material monetary loss to GSM.

     3.16 Contracts for Personal Services. GSM is not a party to or bound by any contract, agreement or undertaking with any person whatsoever for personal services to be rendered by any person for GSM, except as set forth in Schedule 3.16A, attached hereto. Attached hereto is Schedule 3.16B, showing the names, positions and annual rates of compensation of all employees of GSM.

     3.17 Benefit Claims. No person or party whatsoever now has or will have on the Closing Date any claim known to GSM under which GSM has any liability under any health, sickness, disability, medical, surgical, hospital or similar benefit plan or arrangement (whether or not legally binding) maintained by GSM, or to or by which GSM is a party or is bound, or under any workers' compensation or similar law, which is not fully covered by insurance maintained with reputable,

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financially  responsible insurers.  GSM herewith delivers to IMNF Schedule 3.17, listing all insurance contracts relating to all such benefit plans, arrangements and copies of such benefit plans themselves.

     3.18 Leases. GSM is not, either as lessee or lessor, a party to or bound by any lease or any property or assets having a term of (or subject to renewal or extension by any party other than GSM for a total term, including the initial term and any such renewal or extended term, aggregating) more than one year, except only for the leases described on Schedule 3.18, attached hereto, true copies of which have been heretofore delivered to IMNF.

     3.19 Contracts for Purchase or Sale. GSM is not a party to or bound by any contract, agreement or undertaking with any person or party whatsoever (other than cost and insurance contracts entered into in the ordinary course of business) for the purchase of any property or assets of any nature whatsoever which requires that payment for such property or assets shall be made regardless of the Closing Date of this Agreement. GSM is not a party to, or bound by any other contract, agreement or undertaking for, the sale of any property or assets of any nature whatsoever, except only such as have been made in the ordinary course of business and that expire by their terms or are otherwise cancelable by GSM (without any right of renewal or extension in any party other than GSM) no later than 30 days after the Closing Date.

     3.20 Insurance Contracts; Banking Relationships. GSM hereby delivers to IMNF Schedule 3.20A, showing all contracts of insurance and indemnity (not shown in any other schedule referred to in this Agreement) in force at the date hereof. GSM also hereby delivers to IMNF Schedule 3.20B, showing the names and locations of all banks in which GSM has accounts and the names of all persons authorized to draw on such accounts.

     3.21  Brokerage;  Indemnity.  Neither GSM or  Principal  have  retained any broker or finder in connection with the transactions contemplated by this Agreement, and GSM and Principal, jointly and severally, will indemnify, defend and hold harmless IMNF against all the claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by either of them, and all costs and expenses (including the reasonable fees of counsel) of investigating and

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defending such claims.

     3.22 Contracts, Leases, etc. As of the date hereof, GSM is not a party to any lease, contract, undertaking or other commitment, written or oral, except:

     (a) Those leases, contracts, undertakings or other commitments listed in Schedules attached hereto; and

     (b) Those leases, contracts, undertakings and commitments not materially affecting the business of GSM. The original or a full, true and correct copy of each item listed in the aforementioned schedules (together with supplements and amendments thereto) or a summary of the material provisions, in the event a formal document is not in existence, has been delivered to or examined by IMNF. GSM is not in default under any lease, contract, undertaking or other commitment materially affecting its business. To the extent that any lease, contract, undertaking or other commitment set forth in the aforementioned schedules requires the consent of any other person or party to its assignment, GSM agrees to use its best efforts to procure such consent and to deliver the same to IMNF on or before the Closing Date.

     3.23 No Conflict with Other Agreements. Neither the execution and delivery of this Agreement nor compliance with its terms and provisions will conflict with or result in a breach of any agreement or instrument to which GSM is a party or by which it may be bound or constitute a default thereunder or result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatsoever upon, or give to anyone any interest or rights, including rights of termination or cancellation, in or with respect to, any of the properties, assets, contracts, or business of GSM.

     3.24 No Restrictions. GSM is not subject to any charter, bylaw, judgment or other restriction which would prevent the consummation of the transactions contemplated by this Agreement. The board of directors of GSM and the Stockholders have duly approved this agreement and the transactions contemplated herein as required under the laws of the State of New Jersey and have authorized the execution and delivery of this Agreement by GSM.

     3.25 Disclosure. Neither the financial statements, any schedule referred to herein nor this Agreement contains any untrue statements of a material

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fact or  knowingly  omits to state a material  fact (other than facts  generally known to the business community) necessary in order to make the statements contained therein or herein not misleading. To the best knowledge of GSM, there is no such fact which materially adversely affects or in the future may (so far as GSM can now reasonably foresee) materially adversely affect the business or prospects or condition (financial or otherwise) of GSM or any of its properties or assets which has not been set forth herein in Schedule 3.25, delivered by GSM to IMNF.

     3.26 Licenses, etc. GSM owns or holds valid, subsisting licenses necessary for the conduct of its business as now conducted, including valid Mortgage Banking licenses. Attached hereto as Schedule 3.26 is a complete and correct listing of all such licences, governmental permits, consents and approvals. GSM holds or has obtained all governmental permits, licenses, consents and approvals necessary for the lawful conduct of its business.

     3.27 Warehouse Lines. GSM has in place warehouse lines of credit in the total amount of approximately $________________ which warehouse lines are in force at the date hereof. GSM hereby delivers to IMNF Schedule 3.27 showing the names, locations and amounts of all such warehouse lines of credit.

     3.28 Mortgage Originations in Process. GSM has in place existing mortgage originations in process in the total amount of approximately forty three million dollars ($43,000,000) at the date hereof. GSM hereby delivers to IMNF Schedule
3.28 setting forth the names, locations and amounts of all such mortgage originations in process.

     4. Representations and warranties by IMNF. IMNF represents and warrants to Principal as follows:

     4.1 Organization and Standing. IMNF is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has full corporate power to carry out this Agreement.

     4.2 Authority of IMNF. The execution and performance of this Agreement by IMNF has been duly authorized and approved by its board of directors. Neither the execution nor the performance by IMNF of this Agreement will result in the breach of any term or provision of any other agreement to which IMNF is a party.

     4.3 Brokerage; Indemnity. IMNF has not retained any broker or


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finder in  connection with  the transactions contemplated by this Agreement, and
IMNF will indemnify, defend and hold harmless GSM and Principal against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by IMNF, and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

     4.4 Principal's Personal Guarantees/Notes. IMNF shall have Principal released from all personal guarantees directly related to the business operations of GSM and IMNF shall have Principal's personal residence released as collateral for the note payable to Community National Bank of Westmont, New Jersey in the sum of two hundred thousand dollars ($200,000) stated on the December 31, 1996 financial statement of GSM, within six (6) months from August 1, 1997.

     4.5 Island subsidiary of IMNF. Island is a New York corporation licensed as a Mortgage lender in New York, New Jersey and other states and is a wholly owned subsidiary of IMNF.

     5. Certain covenants by GSM. GSM covenants and agrees with IMNF that:

     5.1 Investments, Loans and Advances. From and after the date of this Agreement, to and including the Closing Date, GSM will not make any investment (whether by acquisition of stock, capital contribution or otherwise) in, or loan or advance to, any person, firm, corporation, business trust or other party or entity whatsoever, except GSM may invest temporarily surplus funds in readily marketable obligations of, or fully guaranteed as to principal and interest by, the United States of America, and prime commercial paper or certificates of deposit having a maturity of less than one year form the date of such investment.

     5.2 Wage, Salary or Benefit Changes. From and after the date of this Agreement, to and including the Closing Date, GSM will not: (i) grant any general increase in the rates of pay of any of its hourly paid employees, except only general increases consistent with past practice; (ii) grant any increase in the salaries or other compensation of any of its officers or other salaried employees; (iii) enter into any employment agreement with any person whatsoever, other than employment agreements (on terms and conditions and for compensation consistent with past practice) terminable by the employer without further liability (except for accrued vacation and severance pay consistent with past

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practice)  on not more than one month's  notice;  or (iv) grant any  increase in employee benefits of any character or grant any new benefits to any of its officers or employees.

     5.3 Advice of Claims and Changes. GSM will promptly advise IMNF in writing of the commencement or threat of any claim, litigation or proceeding against or affecting GSM of which it has knowledge, not covered by insurance, when the amount claimed (taken alone or when added to other claims of which such advice has not theretofore been given) exceeds $2,000. GSM shall also give IMNF prompt written notice of any change in any of the information contained in the representation and warranties made in Article 3 hereof or in the schedules hereto and the financial statements described herein which occurs prior to the Closing, and of any fact, occurrence, information, action, failure to act or other event which, had it existed on the date of the schedules, would have been required to be disclosed in one of the schedules.

     5.8 Consents. GSM shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals of all parties whose consent or approval is necessary for the valid effective consummation and completion of the transactions contemplated hereby or is otherwise necessary in order that GSM may validly, lawfully and effectively perform and carry out its obligations hereunder.

     5.9 Resignations of all Directors and Officers. GSM shall deliver to IMNF at the Closing written resignations signed by all Directors and Officers of GSM dated as of August 1, 1997.

     5.10 Transfer of Authority to Access and Draw upon Bank Accounts. GSM shall deliver to IMNF at the Closing written transfer of authority to access and draw upon each and every bank account of every nature and kind, as set forth in
Schedule 3.20B, maintained by GSM into the name of IMNF dated as of August 1, 1997.

     6. Conditions to IMNF's Obligations. The obligations of IMNF to complete and consummate this Agreement shall be subject to compliance by GSM and, if applicable, Principal with all of the agreements herein contained and to the satisfaction of the following conditions precedent:

     6.1 Representations and Warranties True. The representations and warranties contained in Paragraph 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and IMNF shall have received on the Closing Date a certificate from GSM dated the Closing Date signed by the president and secretary of GSM to those effects.

     6.2 Opinion of Counsel. At the Closing Date, GSM shall deliver or cause to be delivered to IMNF an opinion (in form and content satisfactory to IMNF), dated the Closing Date, of August 1,1997, counsel for GSM, to the following effects:

     (a) That GSM is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey, entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, or leased, or such businesses are now conducted, and, insofar as is known to such counsel, has fully complied with all federal, state and local laws with respect to its operation and the conduct of its business.

     (b) That GSM has full power and authority to make, execute, deliver and perform this Agreement in accordance with its terms; this Agreement has been duly authorized and approved by proper corporate action of GSM and constitutes the valid and legally binding obligation of GSM in accordance with its terms. All of the shares of stock currently outstanding as reflected in paragraph 3.2 of this Agreement are validly issued and outstanding and are currently not subject to any lien, pledge, encumbrance, restriction or claim, and the shareholders, and Principal have full right and authority to transfer the same pursuant to this transaction. Upon assignment and delivery of the share certificate(s) to IMNF, it will take title thereto free and clear of any lien, pledge, encumbrance, charge, agreement or claim.

     (c) That all acts required by law or by the provisions of this Agreement to be taken by GSM and Principal in connection with the transactions provided for in this Agreement have been duly and validly taken, and, insofar as is known to such counsel, all conditions to the obligation of IMNF to consummate the Agreement have been fulfilled.

     (d) That such counsel has examined the leases described in attached schedules hereto and has concluded that such leases are valid, binding and enforceable.

     (e) That such counsel does not know, and has no reason to believe, that any action, suit, proceeding or investigation is pending or threatened against GSM which might result in any material adverse change in the condition (financial or otherwise) or business of GSM (other than those referred to in Paragraph 3.12 hereof), or which questions the legality, validity or propriety of this Agreement or of any actions taken or to be taken pursuant to or in connection with this Agreement.

     6.3 No Action to Prevent Completion. No action or proceeding shall have been instituted or threatened on or prior to the Closing Date to set aside, restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated herein which in the opinion of IMNF makes it inadvisable to consummate such transactions.

     6.4 December 31, 1996 Balance Sheet. IMNF shall have received prior to the Closing Date the December 1996 Balance Sheet of GSM and related financial statements, which balance sheet will show no material adverse change in the financial position of GSM from the date of the March 31, 1997 financial statement described in Paragraph 3.4 hereof. In addition, there shall have been no material adverse change in the financial position of GSM from December 31, 1996, up to and including the Closing Date.

     6.5 Consent. To the extent specified in any paragraph or schedule with respect to obtaining the consent of any other person or party to the assignment of specified contracts, licenses, leases, agreements or commitments, GSM shall have obtained by the Closing Date such consents in form and substance satisfactory to IMNF.

     6.6 Full Compliance. IMNF's obligations to complete and consummate this Agreement shall be subject to material compliance by GSM and Stockholders with all of their agreements herein contained, and to the reasonable satisfaction of all of the conditions of this Agreement.

     7. Conditions to GSM and Principal's Obligations. GSM and Principal's obligations to complete and consummate this Agreement shall be subject to material compliance by IMNF with all of their agreements herein contained and to the reasonable satisfaction of the following conditions precedent:

     7.1 Representations and Warranties True. The representations and warranties contained in Paragraph 4 hereof shall be true and correct in all material respects as of the Closing Date, and GSM shall have received at the Closing a certificate dated the Closing Date signed by the president or vice president and the secretary or assistant secretary of IMNF to those effects.

     7.2 Opinion of Counsel. At the Closing Date, IMNF shall deliver or cause to be delivered to GSM an opinion dated the Closing Date, of the General Counsel for IMNF to the following effects:

     (a) That IMNF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) That IMNF has full power and authority to make, execute, deliver and perform this Agreement in accordance with its terms; this Agreement has been duly authorized and approved by proper corporate action of IMNF and constitutes the valid and legally binding obligation of IMNF in accordance with its terms.

     (c) Except for those items of litigation disclosed to GSM that such General Counsel does not know, and has no reason to believe, that any action, suit, proceeding or investigation is pending or threatened against IMNF which questions the legality, validity or propriety of this Agreement or of any actions taken or to be taken pursuant to or in connection with this Agreement.

     In rendering such opinion, General Counsel for IMNF may rely (and will state in such opinion the belief that GSM is justified in relying) upon opinions of other counsels and upon the certificates of a principal officer of IMNF as to matters of fact.

     7.3 No Action to Prevent Completion. No action or proceeding shall have been instituted or threatened on or prior to the Closing Date to set aside the authorizations of the transfers hereunder or any of them, and no action or proceeding shall have been instituted or threatened before any court or governmental agency to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein which in the opinion of GSM makes it inadvisable to consummate such actions.

     8. Closing. This Agreement shall close when all of the deliveries referred to heretofore in this Agreement, and all of the deliveries referred to in this Paragraph 8, are made on or prior to the Closing Date.

     8.1 IMNF and GSM shall deliver to each other copies of the resolutions of their boards of directors authorizing the execution and performance of this Agreement and the acts of the officers of each in carrying out the terms and provisions thereof.

     8.2 IMNF, GSM and Principal agree to execute and deliver such instruments and take such other action as any of them may reasonably require in order to carry out the intent of this Agreement.

     8.3 GSM shall deliver to IMNF a certificate of the Secretary of State of New Jersey evidencing the good standing of GSM as of a date or dates not more than ten (10) days after the Closing Date.

     8.4 GSM shall deliver to IMNF a tax clearance certificate issued by the appropriate New Jersey authority as of the Closing Date.

     8.5 Principal will issue and deliver to IMNF certificate(s) for the Stock sold to IMNF by this Agreement.

     8.6 GSM shall deliver to IMNF all formal corporate records and devices, including the corporate minute book, corporate stock transfer records and corporate seal.

     8.7 GSM shall deliver to IMNF written resignations signed by all Directors and Officers of GSM dated as of August 1, 1997.

     8.8 GSM shall deliver to IMNF written transfer of authority to access and draw upon each and every bank account of every nature and kind, as set forth in
Schedule 3.20B, maintained by GSM into the name of IMNF dated as of August 1, 1997.

     9. Indemnification of IMNF.

     9.1 Principal shall indemnify and hold IMNF harmless after the Closing Date from and against any and all of the following:

     (a) The breach by GSM or Principal of any warranty or representation made by GSM or Principal pursuant to this Agreement;

     (b) The nonperformance of any covenant of GSM or Principal;

     (c) Any claim, action, suit or proceeding brought against IMNF based on a cause or causes of action arising before the Closing Date and relating to GSM or Principal's operation of GSM;

     (d) Any claims for unpaid taxes of any kind which are asserted or levied against IMNF or the properties of GSM after the Closing Date and which relate to any period before the Closing Date; and

     (e) All costs, assessments, judgments, demands (including costs of defense and reasonable attorneys' fees) arising out of any claim, or the defense thereof, made with respect to Paragraphs 9.1 (a) through 9.1 (d). IMNF will seek in good faith by all reasonable means to defeat or reduce any damages as to which indemnification may be sought so as to minimize such indemnification and will give Principal timely notice of, and the opportunity to participate in at Principals' expense, the defense or compromise of any claim which may give rise to such indemnification.

     9.2 Except as provided in Subparagraph 9.1(d), no liability of GSM or Principal under this Agreement shall exist with respect to the representations, warranties and covenants made in this Agreement or any schedule or certificate furnished by them with respect thereto, except as to claims which are made within three years of the Closing Date.

     9A. Indemnification of Principal.

     9A.1 IMNF shall indemnify and hold Principal harmless after the Closing Date from and against any and all of the following:

     (a) The breach by IMNF of any warranty or representation made by IMNF pursuant to this Agreement;

     (b) The nonperformance of any covenant of IMNF. 9A.2 No liability of IMNF under this Agreement shall exist with respect to the representations, warranties and covenants made in this Agreement or any schedule or certificate furnished by IMNF with respect thereto, except as to claims which are made within three years of the Closing Date. 10. Miscellaneous. 10.1 Expenses. Whether or not the transactions herein set forth shall be consummated, IMNF will pay all expenses of the preparation and performance of this Agreement incurred by IMNF, and GSM will pay all expenses incurred by it in connection with the preparation and performance of this agreement, except that counsel fees of GSM incurred in the preparation and performance of this Agreement shall be borne personally by Principal.

     10.2 Confidentiality. Except as contemplated by this Agreement or necessary to carry out the transactions herein set forth, all information or documents furnished hereunder by IMNF or GSM to the other shall be kept confidential by the party to whom furnished at all times to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof and shall continue to keep confidential all information furnished hereunder and not thereafter use the same for its advantage.

     10.3 Notices. Any notice required or permitted hereunder shall be in writing and shall be given by overnight mail addressed, if to IMNF to: IMN Financial Corp., 520 Broadhollow Road, Melville, New York 11747, Attention:
General Counsel. If to GSM and Principal to: Green Shield Mortgage Corporation, 1450 Clements Bridge Road, Suite 26, Deptford, New Jersey 08097, Attention:
Larry Enright, Chairman.

     10.4 Best Efforts, Cooperation. IMNF, GSM and Principal shall exert their best efforts to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and the satisfaction of the conditions hereof on their part to be satisfied, and all shall cooperate with the other with respect thereto.

     10.5 Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

     10.6 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto, whether herein so expressed or not, but neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereunder shall be assigned without the prior written consent of the other parties, except that IMNF may, without such consent, assign to another of its wholly-owned corporate subsidiaries all of its duties, rights and privileges hereunder.

     10.7 Controlling Law. This Agreement shall be governed by and construed in accordance with the law of the state of New York.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart

     10.9 Schedules. The following schedules are attached hereto and by this reference herein. All schedules shall be delivered to IMNF at the Closing unless otherwise indicated herein.

     Schedule Subject Matter

     3.6A     Liens and Encumbrances

     3.6B     Real Property Owned

     3.6C     Defects in Properties or Assets

     3.7      Changes in Condition

     3.8      Taxes and Deficiency Assessments

     3.12     Litigation

     3.13     Accounts and Notes Receivable

     3.15     Overtime, Back-Wage, Vacation, Discrimination Claims

     3.16A    Personal Service Contracts

     3.16B    GSM Employees

     3.17     Insurance Contracts; Benefit Plans

     3.18     Leases

     3.20A    All other Insurance and Indemnity Contracts

     3.20B    All Bank Accounts and names of Persons Authorized to Draw

     3.25     Disclosure

     3.26     Licenses, etc.

     3.27     Warehouse Lines

     3.28     Mortgage originations in Process

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    GREENSHIELD MORTGAGE CORPORATION


                                    By:______________________________
                                           Larry Enright,
                                           President


                                    By:______________________________
                                           Secretary


                                    PRINCIPAL


                                    By: _____________________________
                                         Larry Enright



                                    IMN FINANCIAL CORP.


                                    By:_______________________________
                                        Edward R. Capuano,
                                        President



                                    DONALD HENIG, INC..



                                    By:_______________________________
                                        Edward R. Capuano,
                                        President